EXECUTION COPY
                              EMPLOYMENT AGREEMENT

            This Employment Agreement (this "Agreement") is made as of November 1, 1998, by ROOM PLUS, INC., a New York corporation (the "Employer"), and RONALD
A. KAPLAN, an individual residing at 150 West 56th Street, Apt. 5804, New York, New York 10019 (the "Executive").

                                     RECITAL

            The Employer desires to employ the Executive and the Executive wishes to accept employment, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

            The parties, intending to be legally bound, agree as follows:

1.  DEFINITIONS

For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

            "Agreement"--this Employment Agreement, as amended from time to time.

            "Basic Compensation"--Salary and Benefits.

            "Benefits"--as defined in Section 3.1(b).

            "Board of Directors"--the board of directors of the Employer.

            "Change of Control"--as defined in Section 6.5.

            "Confidential Information"--any and all:

            (a) trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer or supplier lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other information, however documented, that is a trade secret under applicable law; and

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            (b) information concerning the business and affairs of the Employer, including, without limitation, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, information concerning product manufacturing, costs and sales, and personnel training materials, however documented; and

            (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

            "disability"--as defined in Section 6.2.

            "Effective Date"--the date stated in the first paragraph of the Agreement.

            "Employee Invention"--any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

            "Employment Period"--the term of the Executive's employment under this Agreement.

            "Fiscal Year"--the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

            "for Cause"--as defined in Section 6.3.

            "for Good Reason"--as defined in Section 6.4.

            "Incentive Compensation"--as defined in Section 3.

            "Initial Term"--as defined in Section 2.2.

            "person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

            "Post-Employment Period"--as defined in Section 8.2.

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            "Proprietary Items"--as defined in Section 7.2(a)(iv).

            "Salary"--as defined in Section 3.1(a).

2.  EMPLOYMENT TERMS AND DUTIES

2.1 EMPLOYMENT

            The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

2.2 TERM

            Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement will be one year, beginning on the Effective Date and ending on the first anniversary of the Effective Date (the "Initial Term"), which term shall be automatically extended for an additional period of two years beginning on the first anniversary of the Effective Date and ending on the third anniversary of the Effective Date unless either party gives written notice to the other party of its intention not to so extend the term of employment at least sixty (60) days prior to the end of the Initial Term.

2.3 DUTIES

            The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors or Chairman of the Board, and will initially serve as Chief Executive Officer of the Employer and report directly to the Chairman of the Board. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional activities in connection with personal investments, community affairs or serving as a director of other corporations to the extent that such activities are not inconsistent with the Executive's duties under this Agreement. The Employer shall cause the Executive to be elected as a member of its Board of Directors and shall continue to nominate Executive to serve as a director so long as he is Chief Executive Officer of the Employer. If the Executive is elected as a director of the Employer or as a director or officer of any of its affiliates, the Executive will fulfill his duties as such director or officer without additional compensation.

3.  COMPENSATION

3.1 BASIC COMPENSATION

            (A) Salary. Subject to the last sentence of this subsection, the Executive will be paid an annual salary of $160,000, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be increased on each anniversary


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date of this Agreement by a percentage equal to the greater of (i) the percentage increase in the New York - Northeastern New Jersey Consumer Price Index published by the Bureau of Labor Statistics for the most recently completed twelve month period (or other comparable index if such index is not published) or (ii) five percent (5%). Notwithstanding the foregoing, the Executive's Salary shall be $5,000 per month through March 1999 and $10,000 per month thereafter through September, 1999.

            (B) Benefits. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, disability and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

3.2   STOCK OPTIONS

            The Executive has heretofore been granted an option to purchase up to 300,000 shares of the Employer's Common Stock at an exercise price of $2.00 per share. The terms and conditions of such option are hereby amended and restated in their entirety as fully set forth in a separate Amended and Restated Stock Option Agreement between the Employer and the Executive dated the date hereof.

3.3   INCENTIVE COMPENSATION

            The Executive shall be entitled to such incentive compensation or performance bonuses, if any, during the Employment Period as the Board of Directors, or duly authorized committee thereof, may award from time to time based upon criteria to be established by the Board of Directors or such committee from time to time.

4.  FACILITIES AND EXPENSES

4.1 GENERAL

            The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will reimburse the Executive for reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

4.2 AUTOMOBILE

            The Executive will receive an automobile allowance of $500 per month during the Employment Period. The Executive will own his own automobile, and maintain and insure it at his own expense, for his business use in connection with his employment under this Agreement, except that the Employer shall pay for gasoline utilized by the Employee in connection with his


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employment under this Agreement and shall supply the Employee with a gasoline credit card for charging such expenses.

4.3   MOVING EXPENSES

            In the event that Employer relocates its principal offices to a location outside the greater New York-New Jersey metropolitan area, as a result of which it becomes necessary for the Executive to move his residence, the Employer shall reimburse the Executive for his reasonable moving expenses related thereto.

5.  VACATIONS AND HOLIDAYS

            The Executive will be entitled to four weeks' paid vacation each Fiscal Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time (which entitlement to vacation shall be pro-rated for any partial Fiscal Year). Vacation must be taken by the Executive at such time or times as approved by the Chief Executive Officer. The Executive will also be entitled to the paid holidays set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year.

6.  TERMINATION

6.1 EVENTS OF TERMINATION

             The Employment Period, the Executive's Basic Compensation and Incentive Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 6):

            (a) upon the death of the Executive;

            (b) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

            (c) for Cause (as defined in Section 6.3), upon such notice from the Employer to the Executive,as is specified in Section 6.3;

            (d) for Good Reason (as defined in Section 6.4) upon such notice from Executive to Employer as is specified in Section 6.4; or

            (e) following a Change of Control (as defined in Section 6.5), upon such notice from Executive to Employer as is specified in Section 6.5.

6.2 DEFINITION OF DISABILITY

            For purposes of Section 6.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of


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the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this
Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this
Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

6.3 TERMINATION FOR CAUSE

            The Employer may terminate the employment of the Executive at any time for Cause (as hereinafter defined) by giving the Executive prior notice of such termination, with reasonable specificity of the details thereof. As used herein, the term "Cause" shall be limited to and mean (a) an action or actions by the Executive involving willful malfeasance having a material adverse effect on the Employer, (b) one or more failures to act by Executive involving material nonfeasance having a material adverse effect on the Employer, or (c) the Executive being convicted of a felony, or of any economic or business crime involving moral turiptude; provided, however, that any action or failure to act by Executive shall not be constitute "Cause" if, in good faith, the Executive reasonably believed such action or failure to act to be in or not opposed to the best interests of the Employer or was pursuant to the instructions, directions or with the consent of either the Chief Executive Officer or the Board of Directors, or the Executive believed in good faith that the action or failure to act would be inconsistent with law, professional ethics, accepted or accredited standards or business behavior. A termination pursuant to Clause (a), or (b), (other than as a result of a conviction), shall take effect 15 days after the giving of the notice contemplated hereby unless the Executive shall, during such 15 day period, remedy to the reasonable satisfaction of the Chief Executive Officer and/or the Board of Directors of the Employer the breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such prior notice if the Chief Executive Officer and/or Board of Directors of the Employer shall, in its reasonable discretion, have determined that such breach is not remediable (which determination shall be stated in such notice). A termination pursuant to (c) (as a result of a conviction of a crime) shall take effect immediately upon the giving of the notice contemplated hereby. For purposes of this Agreement, a "Notice of Termination" shall mean delivery of notice specifying particulars thereof in reasonable detail. For purposes of this Agreement, no such purported termination of Executive's employment shall be effective without such Notice of Termination.



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6.4 TERMINATION FOR GOOD REASON

            The Executive may terminate his employment hereunder for Good Reason at any time during the Employment Term, in which event the Executive shall resign from all of his positions with the Employer. For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Executive's express prior consent):

                  (a) The assignment to the Executive by the Employer of duties inconsistent with the Executive's position as Chief Executive Officer of the Employer, or any significant reduction or change in either the position, stature or job function, except in connection with the termination of the Executive's employment for Cause;

                  (b) A reduction by the Employer in the Basic Compensation and/or benefits as defined in Section 3;

                  (c) A failure by the Employer to discharge its obligations under any incentive arrangement described in Section 3.3 hereof; or

                  (d) A fundamental change in the nature of the business conducted by the Employer.

            A termination pursuant to this Section 6.4 shall take effect 15 days after the giving of the notice contemplated hereby unless the Employer shall, during such 15 day period, remedy to the reasonable satisfaction of the Executive the breach specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Executive, in his reasonable discretion, shall have determined that such breach is not remediable (which determination shall be stated in such notice).

6.5  CHANGE OF CONTROL

            If a Change of Control (as hereinafter defined) occurs, the Executive shall have the right to terminate this Agreement upon 60 days prior notice to the Employer; provided, however, the Employer shall have the option to shorten such period. At least ten (10) days prior to any such proposed Change of Control (or if the Change of Control is not proposed by the Employer, promptly following such Change of Control), the Employer shall notify the Executive of its intention to effect such Change of Control (or that a Change of Control has occurred), and the Executive shall thereupon have thirty (30) days from the actual receipt of such notice to give notice of his intention to terminate this Agreement. As used herein, the term "Change of Control: shall mean: when any "person" as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act (but excluding (a) the Employer or any subsidiary; (b) any affiliate of the Employer; (c) any employee benefit plan sponsored or maintained by the Employer or any subsidiary of the Employer; or (d) David Belford or any entity with which he is affiliated (a "Belford Entity")), becomes "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act) of securities of the Employer


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representing 30% or more of the combined voting power of the Employer's then outstanding securities; or the occurrence of a transaction requiring stockholder approval for the acquisition of the Employer by an entity (other than (a) the Employer or a subsidiary, (b) an affiliate (as defined in Rule 12b-2 under the Exchange Act of the Employer or (c) a Belford Entity) through the purchase of assets, or by merger, or otherwise.

6.6 TERMINATION PAY

            Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this
Section 6.6. For purposes of this Section 6.6, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

            (A) Termination by the Employer for Cause. If the Employer terminates this Agreement for Cause, the Executive will be entitled to receive his Salary only through the date such termination is effective, but will not be entitled to any Incentive Compensation for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

            (B) Termination upon Disability or Death. If this Agreement is terminated (i) by either party as a result of the Executive's disability, as determined under Section 6.2, or (ii) by reason of the Executive's Death, the Executive will be entitled to receive his Salary through the later of the end of the Initial Term or the end of the calendar month during which such termination is effective and that part of the Executive's Incentive Compensation, if any, for the Fiscal Year during which such termination occurs, prorated through the effective date of such termination.

            (C) Termination by the Executive for Good Reason or Following a Change of Control. If the Executive terminates this Agreement for Good Reason or following a Change of Control, the Executive shall be entitled to receive his Salary only through the date such termination is effective and that part of the Executive's Incentive Compensation, if any, for the Fiscal Year in which such termination occurs, prorated through the date of termination.

            (D) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of his termination pay pursuant to this Section 6,

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any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

            (E) Termination by the Employer Without Cause. Without limiting any other remedy available to Executive, if the Employer terminates the Executive's employment for any reason other than Cause, Disability or Death (or upon expiration of the then-current term), the Executive shall be entitled to receive his salary for the remaining portion of the then current term and that part of the Executive's Incentive Compensation, if any, for the Fiscal Year in which such termination occurs, prorated through the date of termination. In addition, the Executive shall be entitled to all Benefits through the remaining portion of the then current term.

7.  NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

7.1 ACKNOWLEDGMENTS BY THE EXECUTIVE

            The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of any Employee Invention; and (d) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

7.2 AGREEMENTS OF THE EXECUTIVE

            In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

            (A) Confidentiality.

            (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

            (ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under applicable state trade secret laws and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

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            (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

            (iv) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

            (B) Employee Inventions. Each Employee Invention will belong exclusively to the Employer. The Executive covenants that he will promptly:

            (i) disclose to the Employer in writing any Employee Invention;

            (ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

            (iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

            (iv) sign all other papers necessary to carry out the above obligations; and

            (v) give testimony and render any other assistance but without expense to the Executive in support of the Employer's rights to any Employee Invention.

7.3 DISPUTES OR CONTROVERSIES

            The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

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8.  NON-COMPETITION AND NON-INTERFERENCE

8.1 ACKNOWLEDGMENTS BY THE EXECUTIVE

            The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; and the provisions of this Section 8 are reasonable and necessary to protect the Employer's business.

8.2 COVENANTS OF THE EXECUTIVE

            In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

            (a) during the Employment Period, except in the course of his employment hereunder, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products or activities are similar to, or compete in whole or in part with, the products or activities of the Employer; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

            (b) whether for the Executive's own account or the account of any other person at any time during the Employment Period and the Post-Employment Period, (i) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or (ii) interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or

            (c) at any time during or after the Employment Period, disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

            For purposes of this Section 8.2, the term "Post-Employment Period" means the 18-month period beginning on the date of termination of the Executive's employment with the Employer.

            If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

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            The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

            The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's employer. The Buyer or the Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of the relevant portions of this Agreement.

9.  GENERAL PROVISIONS

9.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

            The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

9.2   COVENANTS OF SECTIONS 7 AND 8 ARE ESSENTIAL AND INDEPENDENT COVENANTS

       The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

       If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

9.3 REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE

       The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

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9.4 WAIVER

       The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

9.5 BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

       This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

9.6 NOTICES

       All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nation-ally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

            If to Employer:

            Room Plus, Inc.
            91 Michigan Avenue
            Paterson, NJ 07503

            Attention:        Marc Zucker

            Facsimile No.:    (973) 523-9288


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


            If to the Executive:

            Ronald A. Kaplan
            150 West 56th Street
            Apt. 5804
            New York, New York 10019

9.7 ENTIRE AGREEMENT; AMENDMENTS

       This Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

9.8 GOVERNING LAW

       This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

9.9 SECTION HEADINGS, CONSTRUCTION

       The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

9.10 SEVERABILITY

       If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.11 COUNTERPARTS

       This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



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9.12 WAIVER OF JURY TRIAL

       THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.


                                 ROOM PLUS, INC.


                              By:  /s/ Marc Zucker
                                   -----------------------
                                   Marc Zucker
                                   Chief Executive Officer


                                   /s/ Ronald A. Kaplan
                                   -----------------------
                                   Ronald A. Kaplan



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